EXHIBIT 99.15

Ferrellgas, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

As of October 31, 2008 and July 31, 2008

FERRELLGAS, INC. AND SUBSIDIARIES

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CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

Condensed Consolidated Balance Sheets – October 31, 2008 and July 31, 2008	1
Notes to Condensed Consolidated Balance Sheets	2

FERRELLGAS, INC. AND SUBSIDIARIES
(a wholly-owned subsidiary of Ferrell Companies, Inc.)

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)
(unaudited)

	October 31,	July 31,
ASSETS	2008	2008
Current assets:
Cash and cash equivalents	$20,228	$17,495
Accounts and notes receivable, net	126,657	145,081
Inventories	161,232	152,301
Price risk management assets	2,649	26,086
Prepaid expenses and other current assets	23,154	10,933

Total current assets	333,920	351,896
Property, plant and equipment, net	729,089	731,179
Goodwill	483,147	483,147
Intangible assets, net	224,201	225,273
Other assets, net	20,259	18,687

Total assets	$1,790,616	$1,810,182

LIABILITIES AND STOCKHOLDER’S DEFICIENCY

Current liabilities:
Accounts payable	$98,868	$71,348
Short-term borrowings	105,419	125,729
Price risk management liabilities	122,158	7,336
Other current liabilities	120,363	100,515

Total current liabilities	446,808	304,928
Long-term debt	1,052,886	1,034,719
Deferred income taxes	5,916	5,903
Other liabilities	18,271	18,651
Contingencies and commitments (Note G)	—	—
Minority interest	333,256	358,706
Parent investment in subsidiary	137,784	152,006
Stockholder’s deficiency:
Common stock, $1 par value;
10,000 shares authorized; 990 shares issued	1	1
Additional paid-in-capital	20,846	20,714
Note receivable from parent	(144,912)	(144,926)
Retained earnings	39,485	40,938
Accumulated other comprehensive income (loss)	(119,725)	18,542

Total stockholder’s deficiency	(204,305)	(64,731)

Total liabilities and stockholder’s deficiency	$1,790,616	$1,810,182

FERRELLGAS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED BALANCE SHEETS
October 31, 2008
(Dollars in thousands, unless otherwise designated)
(unaudited)

A.	Organization and formation

The accompanying condensed consolidated balance sheets and related notes present the condensed consolidated financial position of Ferrellgas, Inc. (the “Company”) and its subsidiaries, which include its general partnership interest in both Ferrellgas Partners, L.P. (“Ferrellgas Partners”) and Ferrellgas, L.P. (the “operating partnership”). The Company is a wholly-owned subsidiary of Ferrell Companies, Inc. (“Ferrell” or the “Parent”).

The condensed consolidated balance sheets of the Company reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the interim periods presented. All adjustments to the consolidated balance sheets were of a normal, recurring nature. The information included in this Quarterly Report should be read in conjunction with the consolidated financial statements and accompanying notes as set forth in the Company’s consolidated financial statements for fiscal 2008.

B. Summary of significant accounting policies

(1) Nature of operations:
The Company is a holding entity that conducts no operations and has three subsidiaries, Ferrellgas Partners, Ferrellgas, L.P. and Ferrellgas Acquisitions Company, LLC (“Ferrellgas Acquisitions Company”).

The Company owns a 1% general partner interest in Ferrellgas Partners and an approximate 1% general partner interest in the operating partnership. The operating partnership is the only operating subsidiary of Ferrellgas Partners. The Company owns a 100% equity interest in Ferrellgas Acquisitions Company. Limited operations are conducted by or through Ferrellgas Acquisitions Company, whose only purpose is to acquire the tax liabilities of acquirees of Ferrellgas Partners. Ferrellgas is engaged primarily in the distribution of propane and related equipment and supplies in the United States. The propane distribution market is seasonal because propane is used primarily for heating in residential and commercial buildings. Ferrellgas serves approximately one million residential, industrial/commercial, portable tank exchange, agricultural and other customers in all 50 states, the District of Columbia and Puerto Rico.

(2) Accounting estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates. Significant estimates impacting the condensed consolidated balance sheets include accruals that have been established for contingent liabilities, pending claims and legal actions arising in the normal course of business, useful lives of property, plant and equipment assets, residual values of tanks, capitalization of customer tank installation costs, amortization methods of intangible assets, valuation methods used to value sales returns and allowances, allowance for doubtful accounts, financial derivative contracts and stock and unit-based compensation calculations.

(3) New accounting standards:
Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The adoption of this statement effective August 1, 2008 did not have a significant impact to the Company. See additional discussion about commodity derivative and financial derivative transactions in Note F – Derivatives.

SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” provides entities the irrevocable option to elect to carry most financial assets and liabilities at fair value with changes in fair value recorded in earnings. The adoption of this statement effective August 1, 2008 did not have a significant impact to the Company.

SFAS No. 141(R) “Business Combinations” (a replacement of SFAS No. 141, “Business Combinations”) establishes principles and requirements for how the acquirer in a business combination recognizes and measures the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, how the acquirer recognizes and measures goodwill or a gain from a bargain purchase (formerly negative goodwill) and how the acquirer determines what information to disclose. This statement is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the potential impact of this statement.

SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements” establishes accounting and reporting standards for the noncontrolling interest (formerly minority interest) in a subsidiary and for the deconsolidation of a subsidiary and it clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the potential impact of this statement.

SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities, an Amendment to FASB Statement No. 133” enhances disclosure requirements for derivative instruments and hedging activities. This statement is effective for fiscal years and interim periods beginning on or after November 15, 2008. The Company is currently evaluating the potential impact of this statement.

(4) Price risk management assets and liabilities:
Financial instruments formally designated and documented as a hedge of a specific underlying exposure are recorded at fair value as either “Price risk management assets” or “Price risk management liabilities” on the condensed consolidated balance sheets with changes in fair value reported in other comprehensive income. See additional discussion about price risk assets and liabilities in Note F – Derivatives.

(5) Income taxes:
Deferred taxes consisted of the following:

	October 31,	July 31,
	2008	2008
Deferred tax assets	$4,133	$4,065
Deferred tax liabilities	(5,916)	(5,903)

Net deferred tax liability	$(1,783)	$(1,838)

C. Supplemental balance sheet information

Inventories consist of :

	October 31,	July 31,
	2008	2008
Propane gas and related products	$138,133	$128,776
Appliances, parts and supplies	23,099	23,525

Inventories	$161,232	$152,301

In addition to inventories on hand, the Company enters into contracts primarily to buy propane for supply procurement purposes. Most of these contracts have terms of less than one year and call for payment based on market prices at the date of delivery. All supply procurement fixed price contracts have terms of fewer than 24 months. As of October 31, 2008, the Company had committed, for supply procurement purposes, to take net delivery of approximately 19.3 million gallons of propane at fixed prices.

Other current liabilities consist of:

	October 31,	July 31,
	2008	2008
Accrued interest	$29,752	$19,875
Accrued payroll	10,991	12,621
Accrued insurance	9,573	10,987
Customer deposits and advances	33,198	25,065
Other	36,849	31,967

Other current liabilities	$120,363	$100,515

D. Accounts receivable securitization

The Company transfers certain of its trade accounts receivable to Ferrellgas Receivables, LLC (“Ferrellgas Receivables”), a wholly-owned unconsolidated, special purpose entity, and retains an interest in a portion of these transferred receivables. As these transferred receivables are subsequently collected and the funding from the accounts receivable securitization facility is reduced, the Company’s retained interest in these receivables is reduced. The accounts receivable securitization facility consisted of the following:

	October 31,	July 31,
	2008	2008
Retained interest	$33,588	$22,753
Accounts receivable transferred	141,333	97,333

The retained interest was classified as accounts and notes receivable on the condensed consolidated balance sheets. The Company had the ability to transfer, at its option, an additional $11.8 million of its trade accounts receivable at October 31, 2008.

The weighted average discount rate used to value the retained interest in the transferred receivables was 5.2% and 4.7% as of October 31, 2008 and July 31, 2008, respectively.

E.	Long-term debt

Long-term debt consists of:

	October 31,	July 31,
	2008	2008
Senior notes
Fixed rate, Series D-E, ranging from 7.24% to 7.42% due 2010-2013	$152,000	$204,000
Fixed rate, 8.75%, due 2012, net of unamortized premium of $1,376 and $1,471 at October 31, 2008 and July 31, 2008, respectively	269,376	269,471
Fixed rate, Series C, 8.87%, due 2009	73,000	73,000
Fixed rate, 6.75% due 2014, net of unamortized discount of $29,226 and $518 at October 31, 2008 and July 31, 2008, respectively	420,774	249,482
Credit facilities, variable interest rates, expiring 2009 and 2010 (net of $105.4 million and $125.7 million classified as short-term borrowings at October 31, 2008 and July 31, 2008, respectively)	133,781	235,270
Notes payable, 7.9% weighted average interest rate in 2008 due 2009 to 2016, net of unamortized discount of $1,256 and $1,160 at October 31, 2008 and July 31, 2008, respectively	6,113	5,864
Capital lease obligations	25	29

	1,055,069	1,037,116
Less: current portion, included in other current liabilities on the condensed consolidated balance sheets	2,183	2,397

Long-term debt	$1,052,886	$1,034,719

On August 1, 2008, the Company made scheduled principal payments of $52.0 million on the 7.12% Series C senior notes using proceeds from borrowings on the unsecured credit facility due 2010.

On August 4, 2008, the Company issued $200.0 million in aggregate principal amount of its 6.75% senior notes due 2014 at an offering price equal to 85% of par. The proceeds from this offering were used to reduce outstanding indebtedness under our unsecured credit facility due 2010.

Unsecured credit facilities

On October 15, 2008, the operating partnership executed a second amendment to its Fifth Amended and Restated Credit Agreement due 2010 which increased the letter of credit sublimit from $90.0 million to $200.0 million through February 28, 2009 and to $150.0 million thereafter. The letter of credit sublimit is part of, and not in addition to, the aggregate credit facility commitment. The amendment also requires the operating partnership to cash collateralize any outstanding letter of credit obligations in an amount equal to the pro rata share of any defaulting lender.

As of October 31, 2008, the operating partnership had total borrowings outstanding under its two unsecured credit facilities of $239.2 million. The Company classified $105.4 million of this amount as short-term borrowings since it was used to fund working capital needs that management intends to pay down within the next 12 months. These borrowings have a weighted average interest rate of 4.0%. As of July 31, 2008, the operating partnership had total borrowings outstanding under its two unsecured credit facilities of $361.0 million. The Company classified $125.7 million of this amount as short-term borrowings since it was used to fund working capital needs that management had intended to pay down within the following 12 months. These borrowings had a weighted average interest rate of 4.72%.

Letters of credit outstanding at October 31, 2008 totaled $163.2 million and were used primarily to secure margin calls under certain risk management activities, and to a lesser extent, product purchases and insurance arrangements. Letters of credit outstanding at July 31, 2008 totaled $42.3 million and were used primarily for insurance arrangements. At October 31, 2008, Ferrellgas had available letter of credit capacity of $36.8 million.

F. Derivatives

The Company is exposed to price risk related to the purchase, storage, transport and sale of propane generally in the contract and spot markets from major domestic energy companies on a short-term basis. The Company’s costs fluctuate with the movement of market prices. This fluctuation subjects the Company to potential price risk, which the Company may attempt to minimize through the use of financial derivative instruments. The Company monitors its price exposure and utilizes financial derivative instruments to mitigate the risk of future price fluctuations.

The Company may use a combination of financial derivative instruments including, but not limited to, price swaps, options, futures and basis swaps to manage our exposure to market fluctuations in propane prices. The Company enters into these financial derivative instruments directly with third parties in the over-the-counter (“OTC”) market and with brokers who are clearing members with the New York Mercantile Exchange (“NYMEX”).

The Company enters into forecasted propane sales transactions with a portion of its customers and also enters into forecasted propane purchase contracts with suppliers. Both of these transaction types qualify for the normal purchase normal sales exception within SFAS 133 and are therefore not recorded on the Company’s balance sheets. The Company also uses financial derivative instruments to hedge a portion of these transactions. These financial derivative instruments are designated as cash flow hedges, thus the effective portions of changes in the fair value of the financial derivatives are recorded in OCI prior to settlement and are subsequently recognized in the condensed consolidated statements of earnings when the forecasted propane sales transaction impacts earning. The fair value of financial derivative instruments is classified on the condensed consolidated balance sheets as either “Price risk management assets” or “Price risk management liabilities.” Changes in the fair value of cash flow hedges due to hedge ineffectiveness, if any, are recognized in “Cost of product sold – propane and other gas liquids sales.”

In accordance with SFAS 157, the Company determines the fair value of our assets and liabilities subject to fair value measurement by using the highest possible “Level” as defined within SFAS 157. The three levels defined by the SFAS 157 hierarchy are as follows:

•	Level 1 – Quoted prices available in active markets for identical assets or liabilities.

•	Level 2 – Pricing inputs not quoted in active markets but either directly or indirectly observable.

•	Level 3 – Significant inputs to pricing that have little or no transparency with inputs requiring significant management judgment or estimation.

The Company considers over-the-counter derivative instruments entered into directly with third parties as Level 2 valuation since the values of these derivatives are quoted by third party brokers and are on an exchange for similar transactions. The market prices used to value our derivatives have been determined using independent third party prices, readily available market information, broker quotes, and appropriate valuation techniques. The Company had the following recurring fair values based on inputs used to derive its fair values in accordance with SFAS 157:

	October 31,	July 31,
	2008	2008
Derivatives – Price risk management assets	$2,649	$26,086
Derivatives – Price risk management liabilities	122,158	7,336

At October 31, 2008 and July 31, 2008 all derivative assets and liabilities qualified for classification as Level 2 — other observable inputs as defined within SFAS 157. All financial derivatives assets and liabilities were non-trading positions.

G.	Contingencies

The Company’s operations are subject to all operating hazards and risks normally incidental to handling, storing, transporting and otherwise providing for use by consumers of combustible liquids such as propane. As a result, at any given time, the Company is threatened with or named as a defendant in various lawsuits arising in the ordinary course of business. Currently, the Company is not a party to any legal proceedings other than various claims and lawsuits arising in the ordinary course of business. It is not possible to determine the ultimate disposition of these matters; however, management is of the opinion that there are no known claims or contingent claims that are reasonably expected to have a material adverse effect on the condensed consolidated financial condition of the Company.